UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 11, 2014

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

Senior Secured Protective Advance Note

As previously disclosed, on July 3, 2014, KiOR, Inc., (the “Company”), along with its wholly-owned subsidiary KiOR Columbus LLC (hereinafter, together with the Company, “KiOR”) entered into Amendment No. 1 to the Senior Secured Promissory Note and Warrant Purchase Agreement (as amended, the “2014 Note Purchase Agreement”) with KFT Trust, Vinod Khosla, Trustee (“KFT Trust” or the “2014 Note Purchaser”) and KFT Trust in its capacity as agent for the 2014 Note Purchaser. The 2014 Note Purchase Agreement provides for, among other things, the sale and issuance of senior secured promissory notes that may be purchased at the sole discretion of the Purchasers (each, a “Protective Advance Note” and collectively, the “Protective Advance Notes”) in the event KiOR requires liquidity funding to preserve, protect, prepare for sale or dispose of the collateral subject to the 2014 Note Purchase Agreement (the “2014 NPA Collateral”) or to enhance the likelihood and maximize the amount of repayment of the secured obligations under the 2014 Note Purchase Agreement (the “2014 NPA Secured Obligations”). On July 11, 2014, KiOR issued and sold to KFT Trust a Protective Advance Note in the aggregate principal amount of $688,389. The Protective Advance Note accrues interest at a rate of 8% per annum and will mature upon the effectiveness of the Protective Advance Agreement (as defined below). KiOR will pay interest on the principal amount of the Protective Advance Note on the last day of each full calendar month, beginning on July 31, 2014, provided that such interest will be paid in kind by adding the interest then due to the unpaid principal amount of the Protective Advance Note. The Protective Advance Notes are senior to KiOR’s outstanding promissory notes under the 2014 Note Purchase Agreement.

Protective Advance Loan and Security Agreement

On July 17, 2014, KiOR entered into a Protective Advance Loan and Security Agreement (the “Protective Advance Agreement”) with KFT Trust (the “Lender” and, together with other lenders who may become party to the agreement from time to time, the “Lenders”) and KFT Trust in its capacity as agent (the “Agent”) for the Lenders. Pursuant to the Protective Advance Agreement, the Lenders have agreed to make protective advance loans (each, a “Protective Advance” and, collectively, the “Protective Advances”) to KiOR in an aggregate principal amount of up to $15,000,000 until the Maturity Date (as defined below). The Protective Advances will be used to (i) preserve, protect and prepare for the sale or disposition of KiOR’s collateral under the Protective Advance Agreement or any portion thereof, and (ii) enhance the likelihood and maximize the amount of repayment of KiOR’s Existing Secured Obligations (as defined below) and the obligations (the “Secured Obligations”) secured under the Protective Advance Agreement.

The “Existing Secured Obligations” consist of KiOR’s secured obligations under its existing (i) loan and security agreement dated January 26, 2012, as amended (ii) senior secured convertible note purchase agreement dated October 18, 2013, as amended and (iii) senior secured promissory note and warrant purchase agreement dated as of March 31, 2014, as amended. The Protective Advances bear interest from the funding date at 8.00% per annum (“Interest Rate”).

KiOR has agreed to pay interest on the Protective Advances on the first day of each calendar month immediately following the effective date of the Protective Advance Agreement, provided that interest due will be paid in kind by adding such interest then due to the unpaid principal amount of the Protective Advance (“PIK Interest”) calculated at the Interest Rate. The entire principal balance of the Protective Advances and all accrued but unpaid interest (including PIK Interest), shall be due and payable on the earlier of (i) October 31, 2014 and (ii) date on which all Protective Advances and other Secured Obligations shall become due and payable pursuant to the terms of the Protective Advance Agreement (the “Maturity Date”). At its option, KiOR may prepay the Protective Advances, in whole or in part, (including capitalized PIK Interest and all accrued and unpaid PIK Interest) at any time.

The obligations of KiOR under the Protective Advance Agreement may be accelerated upon the occurrence of an event of default under the Protective Advance Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, cross-defaults, defaults relating to litigation and a change of control default. In addition, KiOR will be in default if it (i) fails to modify its loan agreement with the Mississippi Development Authority where such failure could reasonably be expected to adversely affect KiOR’s ability to secure additional financing or investment, (ii) makes payments not in accordance with a budget provided in advance to the Lenders, (iii) fails to meet milestones relating to a company sale/refinancing set forth in the Protective Advance Agreement or (iv) has a member of its executive management team resign. In addition, KiOR will be in default of the Protective Advance Agreement if its Forbearance Agreement

with the Mississippi Development Authority expires or terminates for any reason or is modified without the consent of the Lenders, if its engagement of Guggenheim Securities, LLC as KiOR’s investment banker and financial advisor terminates, if it fails to meet its R&D program benchmarks or if any other event occurs that the Agent determines could be expected to have a material adverse effect on KiOR. In the event of a default under the Protective Advance Agreement, all Secured Obligations will bear interest at a rate equal to 10% per annum.

In connection with the Protective Advance Agreement, KiOR granted the Lenders a security interest in all or substantially all of KiOR’s tangible and intangible property, including intellectual property, now owned or hereafter acquired, subject to certain exclusions, which is senior in priority to the Existing Secured Obligations. In addition, the Lenders receive a junior security interest in all other tangible and intangible assets and property of KiOR, now existing or hereinafter acquired, that are subject to liens having a priority security interest over the Lenders’ interest (the “Priority Liens”), but junior solely to the extent of such Priority Liens.

The Protective Advance Agreement also (i) provides for indemnification of the Agent and Lenders, (ii) contains representations and warranties of KiOR and (iii) contains certain covenants of the Lenders. The assertions embodied in the representations and warranties were made as of the date of the Protective Advance Agreement for purposes of the Protective Advance Agreement and are subject to qualifications and limitations agreed by the parties in connection with the negotiation of the terms of the Protective Advance Agreement. In addition, certain representations and warranties may be made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts. The Protective Advance Agreement is subject to customary closing conditions and also requires KiOR to provide to the Lenders a budget reflecting its cash requirements forecast through (i) July 25, 2014 and (ii) from July 26, 2014 to October 31, 2014, setting forth cash receipts, if any, and KiOR’s disbursements. Upon the effectiveness of the Protective Advance Agreement, any outstanding Protective Advance Notes will be rolled-up and deemed repaid under the 2014 Note Purchase Agreement and deemed part of the initial Protective Advance made under the Protective Advance Agreement.

Amended and Restated Subordination Agreement

On July 17, 2014, KiOR, KFT Trust as First Lien Agent, Khosla Ventures III, LP (“KV III”) and KFT Trust as Second Lien Agents, and 1538731 Alberta Ltd. as Third Lien Agent, each acting as agents for the applicable first, second and third lien lenders and purchasers, as applicable, and as control agents entered into a Second Amended and Restated Subordination Agreement (the “Subordination Agreement”), pursuant to which the parties agreed, among other things, (i) to subordinate KiOR’s Existing Secured Obligations to the Secured Obligations and (ii) that the Existing Secured Obligations and the Secured Obligations will be subordinate to certain priming post-petition financing obligations, if any.

The foregoing descriptions of the Protective Advance Note, Protective Advance Agreement and the Subordination Agreement do not purport to be complete and are qualified in their entirety by reference to the Protective Advance Note, Protective Advance Agreement and Subordination Agreement filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Disclosure of Related Party Transactions

Vinod Khosla, is a trustee and beneficiary of KFT Trust. He is also the managing member of VK Services, LLC which is the manager of Khosla Ventures Associates II, LP (“KVA II”) and Khosla Ventures Associates III, LP (“KVA III”). KVA II and KVA III are the general partners of Khosla Ventures II, LP and KV III, respectively, who are stockholders of the Company. Certain shares of Class A common stock of the Company are held by an entity affiliated with Mr. Khosla, and Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. As a result, each of Khosla Ventures, KV III and Mr. Khosla may be deemed to possess voting and investment control over (and indirect beneficial ownership of) approximately 63% of the outstanding shares of Class A common stock of the Company. Samir Kaul, a director of the Company, is also a member of KVA II and KVA III. Khosla Ventures is a significant stockholder of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Protective Advance Note, dated as of July 11, 2014, issued by the Company to KFT Trust

99.2	Protective Advance Loan and Security Agreement dated as of July 17, 2014 among the Company, Kior Columbus LLC, and KFT Trust, Vinod Khosla, Trustee

99.3	Amended and Restated Subordination Agreement, dated as of July 17, 2014, by and among KiOR, KiOR Columbus, KFT Trust as First Lien Agent, KV III and KFT Trust as Second Lien Agents, and 1538731 Alberta Ltd., as Third Lien Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: July 17, 2014	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Protective Advance Note, dated as of July 11, 2014, issued by the Company to KFT Trust

99.2	Protective Advance Loan and Security Agreement dated as of July 17, 2014 among the Company, Kior Columbus LLC, and KFT Trust, Vinod Khosla, Trustee

99.3	Amended and Restated Subordination Agreement, dated as of July 17, 2014, by and among KiOR, KiOR Columbus, KFT Trust as First Lien Agent, KV III and KFT Trust as Second Lien Agents, and 1538731 Alberta Ltd., as Third Lien Agent